                                 EXHIBIT 10.47

                                LEASE AGREEMENT

                             FOR THE DIAL BUILDING

                            Ryan Companies US, Inc.
                                   Landlord

                                      and

                             The Dial Corporation
                                    Tenant


                           __________________________


                         SINGLE TENANT LEASE AGREEMENT

                           __________________________



                          Dated as of March 21, 1997

                               TABLE OF CONTENTS
                               -----------------

   1.  Leased Property..........................................  1

   2.  Lease Term...............................................  1

       2.1  Lease Term..........................................  1
       2.2  Commencement Date...................................  2
       2.3  Rental Commencement Date............................  2
       2.4  Failure to Deliver..................................  2
       2.5  Early Entry.........................................  3

   3.  Basic Rent...............................................  3

       3.1  Basic Rent..........................................  3
       3.2  Manner of Payment...................................  3

   4.  AdditionaL Rent..........................................  3

   5.  Net Lease................................................  4

   6.  Condition and Use of Property............................  4

   7.  Maintenance and Repairs..................................  5

   8.  Alterations and Additions................................  7

   9.  Tenant's Equipment.......................................  7

  10.  Utility Services.........................................  7

  11.  No Claims Against Landlord...............................  8

  12.  Indemnities..............................................  8

  13.  Inspection...............................................  9

  14.  Payment of Taxes.........................................  9

  15.  Compliance with Legal and Insurance Requirements.........  9

  16.  Mechanic's Liens......................................... 10

                               TABLE OF CONTENTS
                                  (continued)

[CAPTION]

                                                                Page
                                                                ----
  17.  Permitted Contests.......................................  10

  18.  Insurance................................................  11

       18.1  Risks to be Insured................................  11
       18.2  Policy Provisions..................................  11
       18.3  Delivery of Policies; Insurance Certificates.......  12
       18.4  Mutual Waiver of Insurable Claims..................  12

  19.  Hazardous Materials......................................  12

       19.1  Definitions........................................  12
       19.2  Warranties and Obligations.........................  13
       19.3  Provisions Survive Termination.....................  14
       19.4  Controlling Provisions.............................  14

  20.  Damage to or Destruction of Property.....................  14

       20.1  Tenant to Give Notice..............................  14
       20.2  Restoration........................................  14
       20.3  Total Destruction..................................  14
       20.4  Tenant's Right to Terminate........................  15
       20.5  Abatement of Rent..................................  15
       20.6  Application of Insurance Proceeds..................  15
       20.7  Waiver of Statutory Provisions.....................  16

  21.  Taking of Property.......................................  16

       21.1  Tenant to Give Notice..............................  16
       21.2  Partial Taking.....................................  16
       21.3  Total Taking.......................................  16
       21.4  Application of Awards..............................  17

  22.  Estoppel Certificates....................................  17

       22.1  Estoppel Certificate of Tenant.....................  17
       22.2  Estoppel Certificate of Landlord...................  17
       22.3  Financial Statements...............................  18

  23.  Right of Landlord to Perform Tenant's Covenants, etc.....  18

                               TABLE OF CONTENTS
                                  (continued)

                                                                Page
                                                                ----
  24.  Assignments, Subleases, Mortgages........................  19

       24.1  Assignments and Subleases by Tenant................  19
       24.2  Assignments and Mortgages by Landlord..............  19

  25.  Events of Default; Termination...........................  20

  26.  Remedies.................................................  21

  27.  [INTENTIONALLY OMITTED]..................................  22

  28.  No Waiver................................................  22

  29.  Remedies Cumulative......................................  22

  30.  [INTENTIONALLY OMITTED]..................................  22

  31.  Surrender................................................  22

  32.  Notices..................................................  23

  33.  Short Form or Memorandum.................................  23

  34.  Quiet Enjoyment..........................................  24

  35.  Miscellaneous............................................  24

  36.  Option to Extend.........................................  24

       36.1  Exercise of Option.................................  24
       36.2  Option Term Rent...................................  25
       36.3  Fair Market Rent...................................  25
       36.4  Appraisal..........................................  25

  37.  Reasonable Approval Standard.............................  26

  38.  Right of First Offer.....................................  26

       38.1  Grant of Right.....................................  26
       38.2  Notice of Sale.....................................  27

                               TABLE OF CONTENTS
                                  (continued)

                                                                Page
                                                                ----

       38.3  Response by Tenant.................................  27
       38.4  No Response........................................  27
       38.5  Termination........................................  27
       38.6  Continuation of Rights.............................  27
       38.7  Exempted Sales.....................................  27

  39.  Tenant's Consent to New Contract Affecting the Property..  28

  40.  Landlord's Default.......................................  28

       40.1  Events of Default..................................  28
       40.2  Tenant's Remedies..................................  28

  41.  Parking..................................................  29

  42.  Signage..................................................  29

  43.  Authority................................................  29

  44.  Title....................................................  29

  45.  Non-Disturbance Agreement................................  29

  46.  Holding Over.............................................  30

  47.  Definitions..............................................  30

  48.  CC&Rs Estoppel Certificate...............................  33

                                LEASE AGREEMENT
                                ---------------

          THIS LEASE AGREEMENT (the "Lease"), dated for reference purposes only as of March 21, 1997, between Ryan Companies US, Inc., a Minnesota corporation, formerly known as Ryan Construction Companies of Minnesota, Inc., a Minnesota corporation (hereinafter referred to as "Landlord"), and The Dial Corporation, a Delaware corporation (hereinafter referred to as "Tenant"). Each defined term used hereinbelow shall have the meaning ascribed to such term in Section 47 below.

          In consideration of the mutual agreements contained in this Lease, Landlord and Tenant agree with each other as follows:

          1.  Leased Property.  Upon and subject to the conditions and
              ---------------
limitations set forth below, Landlord hereby leases to Tenant, and Tenant hereby leases and rents from Landlord, the following real property ("Property") situated in the City of Scottsdale, County of Maricopa, State of Arizona, described as follows:

              (a) Those certain parcels of real property consisting of approximately 8.8375 acres, more particularly described in Exhibit "A" attached hereto, together with the exclusive use of all parking areas (except as otherwise provided in Section 41 hereof), access and perimeter roads, driveways, sidewalks, landscape areas, service areas, trash disposal facilities, and similar areas now or hereafter located thereon, together with all rights and easements appurtenant thereto now or hereafter existing (collectively, the "Parcels");

              (b) That certain existing two story building (the "Building") with mezzanine located on one of the Parcels at the general location shown on the Site Plan attached hereto as Exhibit "B" containing approximately 129,689 square feet of Gross Building Area, consisting of approximately 102,000 square feet of Gross Building Area on the first floor and 27,689 square feet of Gross Building Area on the second floor mezzanine (subject to remeasurement as provided herein) and other improvements to the Building and on the Parcels be constructed by Landlord ("Landlord Work", as defined in the Improvement Agreement) in accordance with the provisions of the Improvement Agreement attached hereto as Exhibit "C" (the "Improvement Agreement"), together with all other buildings, improvements and structures now or hereafter located on the Property.

          The Building and the Landlord Work are collectively referred to in this Lease as the "Improvements". During the Lease Term, Tenant shall have access to the Property and into the interior of the Improvements 24 hours per day, 7 days per week.

          2.  Lease Term.
              ----------

              2.1  Lease Term.  The term of this Lease (the "Lease Term") shall
                   ----------
commence on the Commencement Date (as defined below) and shall expire at midnight on the last calendar day of the one hundred twenty sixth (126th) month following the calendar month in which the Rental Commencement Date (as defined below) occurs, unless this Lease shall sooner terminate as provided herein or shall be extended, as provided in Section 36 below. Within five (5) days after the Commencement Date and the Rental Commencement Date become ascertainable, as provided in Sections
2.2 and 2.3 below, Landlord and Tenant shall execute a written amendment to this Lease specifying the Commencement Date, the Rental Commencement Date and the date on which the Lease Term shall end, subject to the provisions of Section 36 below, a copy of which is attached hereto as Exhibit "F".

              2.2  Commencement Date.  As used in this Lease, the term
                   -----------------
"Commencement Date" shall mean the date when Landlord delivers to Tenant the Property with the Landlord Work being Substantially Completed (as defined in the Improvement Agreement) in a clean and tidy state, with vacant possession. Landlord shall give Tenant at least thirty (30) days prior written notice of the date when the Commencement Date shall occur.

              2.3  Rental Commencement Date.  As used in this Lease, the term
                   ------------------------
"Rental Commencement Date" shall mean the date six (6) months following the Commencement Date, unless the Rental Commencement Date is delayed pursuant to
Section 2.4 below, in which case it shall mean such delayed date.

              2.4  Failure to Deliver.  The target date for the Commencement
                   ------------------
Date (the "Target Commencement Date") is July 15, 1997. For each day beyond August 14, 1997 up to, but not including, September 15, 1997, that Landlord is unable to deliver possession of the Property to Tenant with the Landlord Work being Substantially Completed for any reason other than Excused Delay (as defined in the Improvement Agreement), the Rental Commencement Date shall be delayed on (1) day. For each day from and beyond September 15, 1997 up to, but not including, October 15, 1997, that Landlord is unable to deliver possession of the Property to Tenant with the Landlord Work being Substantially Completed for any reason other than Excused Delay, the Rental Commencement Date shall be delayed one and one-half (1 1/2) days. For each day from and beyond October 15, 1997 up to, but not including, November 14, 1997 that Landlord is unable to deliver possession of the Property to Tenant with the Landlord Work being Substantially Completed for any reason other than Excused Delay, the Rental Commencement Date shall be delayed two (2) days. Notwithstanding the occurrence of any Excused Delay (as defined in the Improvement Agreement, but excepting from that definition any delays resulting solely from change orders requested by Tenant, delays in Tenant's delivery of any plans or specifications to Landlord beyond the date therefor set forth in the Improvement Agreement and delays in Tenant's review of any plans and specifications submitted to Tenant for review beyond the period for such review set forth in the Improvement Agreement, each category of which delays shall extend the date set forth immediately below in this Section 2.4 on a day for day basis, but only following Landlord's written notice to Tenant of such delay as provided in the definition of Excused Delay in the Improvement Agreement), if Landlord is unable to deliver possession of the Property with the Landlord Work Substantially Completed on or before November 14, 1997, then Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time after such date, but prior to the time that Landlord had delivered possession of the Property with the Landlord Work Substantially

Completed to Tenant. Any such termination shall be in addition to any other rights or remedies that Tenant may have under this Lease, at law or in equity, unless Landlord's failure to cause the Landlord Work to be Substantially Completed on or before November 14, 1997 is due primarily (i.e., more than 50% of such delay) to Excused Delay, in which event Landlord's total liability to Tenant resulting from such termination and delay shall be limited to an amount equal to all documented, out-of-pocket costs incurred by Tenant (including, without limitation, fees and costs of design and construction professionals, consultants and attorneys) in connection with the negotiation and drafting of this Lease, the diligence review of the Property and the space planning and design of any of the Improvements.

               2.5  Early Entry.  Tenant shall be permitted to occupy the
                    -----------
Property four (4) weeks prior to the anticipated Commencement Date for the purpose of installing Tenant's Equipment (including, without limitation, telephone room equipment, computer cabling and work station furniture systems), provided such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Basic Rent or Additional Rent which shall commence on the Rental Commencement Date. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to take all necessary precautions to protect such equipment from damage or theft during the construction process. Tenant agrees that such early access shall not materially interfere with the Landlord Work and shall not result in any additional costs to Landlord, and Landlord and Tenant shall instruct their construction professionals to coordinate their activities to this end.

          3.  Basic Rent.
              ----------

              3.1  Basic Rent.  Basic rent ("Basic Rent") shall be payable
                   ----------
monthly during the Lease Term commencing on the Rental Commencement Date in an amount equal to the product of Ten and 70/100 Dollars ($10.70) per square foot multiplied by the number of square feet of Gross Building Area contained within the Improvements.

              3.2  Manner of Payment.  The Basic Rent and all other sums payable
                   -----------------
to Landlord hereunder shall be payable in such currency of the United States of America as at time of payment shall be legal tender for the payment of public and private debts and shall be paid to Landlord at Landlord's address set forth below or to such other person or address as Landlord from time to time may designate.

          4.  Additional Rent.  Tenant will also pay, from time to time on or
              ---------------
after the Rental Commencement Date, as provided in this Lease or on demand of Landlord, as additional rent (the "Additional Rent") (a) all other amounts, liabilities and obligations that Tenant herein expressly assumes or agrees to pay, (b) together with each installment of Basic Rent, the amount of any transaction privilege tax that is assessed against or payable by Landlord solely as a result of this Lease, and (c) if the amounts specified in clauses (i) or
(ii) below, as applicable, are not paid to Landlord within five (5) days following the delivery of written notice from Landlord to Tenant that such amounts were not received when due (provided that such written notice shall be a condition precedent to imposing such interest only one time in any twelve (12) calendar month period), then interest at the Interest Rate on (i) such of the foregoing amounts, liabilities and obligations as are payable by Tenant but are not paid when due and that Landlord shall have paid on behalf of Tenant in accordance with its rights under Section 23 of this Lease, from the date of payment thereof by Landlord until paid by Tenant and (ii) all overdue installments of Basic Rent.

          5.  Net Lease.  Except as otherwise expressly provided in this Lease
              ---------
including, without limitation, Section 40 hereof, this Lease is a net lease, and the Basic Rent, Additional Rent and all other sums payable hereunder shall be paid without setoff or deduction. Except as otherwise expressly provided in this Lease including, without limitation, Sections 6, 19, 20, 21 and 40 hereof, Tenant shall at all times remain bound by this Lease and shall at all times remain obligated to pay the stated rentals required by this Lease. Except as specifically set forth in this Lease to the contrary, including, without limitation, Sections 2, 20, 21 and 39 hereof, Tenant shall in no event have any right to terminate this Lease.

          6.  Condition and Use of Property.  Subject to the provisions of the
              -----------------------------
Improvement Agreement and except as expressly provided below, Tenant, upon acceptance of possession of the Property, acknowledges that Tenant will be fully familiar with the physical condition of the Property and has received the same in good and clean order and condition, and that the Property complies in all respects with all requirements of this Lease. Notwithstanding the foregoing to the contrary, Landlord makes the following representations and warranties to Tenant as of the Commencement Date:

              (a) There are no material physical, mechanical or other defects in the design, construction or operation of any portion of the Improvements (including, without limitation, the Building Systems) and all of the Improvements (including, without limitation, the Building Systems) are in good operating condition and repair;

              (b) The Property is in full compliance with all applicable Legal Requirements including, without limitation, the Americans With Disabilities Act of 1990, building codes, zoning and land use laws and environmental laws;

              (c) There are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to Landlord's actual knowledge without investigation, planned to be instituted against the Property;

              (d) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by Legal Requirements or by the normal use and operation of the Property, are all connected pursuant to valid permits, and are and will be adequate to service the Property for general office purposes and to permit full compliance with all Legal Requirements and normal usage of the Property by Tenant;

              (e) Landlord has obtained all licenses, permits, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to insure vehicular and pedestrian ingress to and egress from the Property over adjacent public highways, streets and roads and to provide parking as required in this Lease;

              (f) There is no litigation pending or threatened against the Property (or against Landlord, if such litigation against Landlord would materially and adversely affect the Property);

              (g) Landlord is a Minnesota corporation, duly organized and validly existing and in good standing under the laws of the State of Minnesota and is in good standing under the laws of the State of Arizona;

              (h) The terms of this Lease or the Improvement Agreement do not and will not violate any provisions of any agreement or judicial order to which Landlord is a party or to which Landlord or the Property is subject; and

              (i) There are no persons or entities in occupancy or with a possessory right in or to all or any portion of the Property and, to Landlord's actual knowledge without investigation, there are no unrecorded easements or claims of encroachment or prescriptive easements affecting the Property.

          Notwithstanding the foregoing representations and warranties, Landlord shall not be deemed to have breached any such representation or warranty solely as a result of conditions of the Property resulting from Tenant's design of the Tenant Improvements. All of the foregoing representations and warranties shall survive termination of this Lease for a period of three years. During the Lease Term Landlord shall be responsible promptly to remedy at its sole cost any violations of any of the foregoing representations and warranties to the extent that Tenant's use or occupancy of the property shall be impaired as determined by Tenant in its sole good faith judgment. In addition, Base Rent and Additional Rent shall be abated during the period between the date of such discovery and the date such violation is fully remedied in proportion to the degree to which Tenant's occupancy or use of the Property is so impaired.
Tenant may use the Property for any legal purpose and will not do or permit any act or thing that is contrary to any Legal Requirement or Insurance Requirement, or that may impair the value or utility of the Property or any part thereof, or that constitutes a public or private nuisance or waste of the Property or any part thereof. Notwithstanding the foregoing, if Tenant proposes to change the use of the Property from general office purposes to any other use that would materially increase the use of Hazardous Materials (as defined in Section 19.1 below) upon the Property, Tenant shall not permit such change of use to occur without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

          7.  Maintenance and Repairs.  Except as provided below, Tenant at its
              -----------------------
expense will keep the Property and the adjoining sidewalks, curbs, landscaping and all means of access to the Property in good and clean order and condition (including painting the exterior of the Building at least one time every four years following the Rental Commencement Date), subject to ordinary wear and tear, and will promptly, at its own expense, make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals shall be at least equal in quality, utility and class to the original condition of the Property. Not less frequently than annually, Tenant shall cause an inspection of the Building Systems to occur and shall cause any customary annual maintenance to be performed to the Building Systems. At Landlord's request, Tenant shall deliver to Landlord reasonable evidence that any such inspection or maintenance has occurred for the most recent annual period. Notwithstanding the foregoing, Landlord, at its expense, shall:

              (a) keep and maintain the structural elements of the Building in good order, condition and repair, except to the extent any maintenance or repair thereof is required because of the negligence or willful misconduct of Tenant (and Landlord does not receive insurance proceeds therefor). (As used herein, the term "structural elements of the Building" shall include, without limitation, foundations, footings, floor slabs, walls, structural or exterior roof structure, roofing and roof membrane);

              (b) enforce roof guaranties to maintain in good order and repair, including replacing, as necessary, the roofing and roof membrane for a period of ten (10) years commencing on the Commencement Date;

              (c) repair any latent defects in the Improvements;

              (d) perform any repairs or replacements, as necessary, to remedy any violation of any warranty provided in Section 6 hereof;

              (e) perform any capital repairs, capital replacements and capital improvements (as defined by GAAP) required to maintain the Building Systems;

              (f) so long as Landlord is also the owner of any land over which any easements appurtenant to the Property are located, maintain such easement areas located on land owned by Landlord in good order, condition and repair; and

              (g) so long as Landlord is also the owner of any land adjacent to the Property, maintain such adjacent land owned by Landlord in a safe and presentable condition.

          In addition to all of the foregoing, if Tenant is otherwise obligated under this Section 7 to bear the cost of any capital improvement item whose useful life (as determined in accordance with GAAP) exceeds the remainder of the Lease Term (excluding extensions thereof unless Tenant shall have previously exercised its extension option pursuant to Section 36 hereof), then, notwithstanding any other provision of this Lease to the contrary, the cost of such improvement item shall be prorated over its reasonably estimated useful life, and the portion that is attributable to the period of time after expiration of the Lease Term (excluding extensions thereof unless Tenant shall have previously exercised its extension option pursuant to Section

36 hereof) shall be borne by Landlord and paid to Tenant promptly following Tenant's written demand therefor. Prior to incurring any such cost for any capital item, Tenant shall deliver written notice to Landlord that Tenant is considering incurring such capital cost, and Tenant shall consult with Landlord before incurring such cost. The foregoing sentence is a requirement that Tenant consult with Landlord only, and shall not be understood to provide Landlord with any approval right over Tenant's incurring any such capital cost.

          Landlord shall assign to Tenant for the term of this Lease the benefit of all assignable warranties available to Landlord which would reduce the cost of performing the obligations of Tenant to make repairs under this Section 7. Landlord shall cooperate with Tenant in the enforcement of such warranties. Notwithstanding any provision hereinabove to the contrary, Tenant shall have the right, with respect to any repair obligations imposed on Landlord, to perform such repair in lieu of Landlord and to be reimbursed by Landlord, upon demand, for the costs of such repair.

          8.  Alterations and Additions.  Tenant at its expense may make
              -------------------------
alterations of and additions to the Property or any part thereof; provided, however, that any such alteration or addition (a) shall not materially and adversely change the general character of the Improvements located on the Property, or materially reduce the fair market value of any such Improvements immediately before such alteration or addition (assuming the Property was then being maintained in accordance with the terms of this Lease), (b) shall be effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements, Insurance Requirements and the provisions of
Section 15 hereof, and (c) (except as may be permitted pursuant to Section 17 hereof) shall be fully paid for by Tenant upon its construction or installation on the Property. All alterations of and additions to the Improvements, other than alterations and additions which Tenant elects to remove at the end of the Term in accordance with its rights below, shall become the property of Landlord upon termination of this Lease and shall remain on and constitute a part of the Property. Notwithstanding any provision hereinabove to the contrary, Tenant may elect to (but shall not be obligated to) remove any alteration, addition or improvement, other than the Improvements or other improvements paid for by Landlord, at the end of the Lease Term and repair any damage caused by such removal.

          9.  Tenant's Equipment.  All Tenant's Equipment shall remain the
              -------------------
property of Tenant at all times during the Lease Term. Tenant will immediately repair at its expense all damage to the Property caused by any removal of any of the same from the Property.

          10. Utility Services.  Tenant will pay or cause to be paid all
              ----------------
charges of any nature for utilities, communications and other similar services used by Tenant at the Property. Landlord shall cause all applicable utilities to be separately metered to the Property. All utilities (including, without limitation, HVAC service) shall be available to Tenant 24 hours per day, 7 days per week, provided that Tenant pays the applicable charges to the applicable public utilities providing such services to maintain such services in place.

          11.  No Claims Against Landlord.  Nothing contained in this Lease
               --------------------------
shall constitute any consent or request by Landlord or any Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or any Mortgagee in respect thereof. The foregoing sentence shall not be understood to refer to statutory, inchoate mechanics' liens, unless the same shall ripen into actual claims of lien, in which event the provisions of Section 17 shall apply.

          12.  Indemnities.  Tenant will (to the full extent permitted by
               -----------
applicable Legal Requirements) protect, indemnify and save harmless Landlord, any beneficiary of Landlord, any officer, director or shareholder of any of the foregoing and Mortgagee of the Property (each an "Indemnified Landlord Party") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Landlord Party or against the Property or any interest of such Indemnified Landlord Party therein by reason of the occurrence or existence of any of the following, during the term of this Lease, except to the extent caused by the willful misconduct or negligence of such Indemnified Landlord Party or the failure of any of the same to perform or comply with any term of this Lease:
(a) any accident, injury to or death of any person or persons or loss of or damage to property occurring on or about the Property or any part thereof, or any adjoining sidewalks, curbs, streets or ways, (b) Tenant's use of the Property or any part thereof, or of the adjoining sidewalks, curbs, streets or ways, (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (d) any negligent or tortuous act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, or
(e) any negligent or tortious act on the part of any assignee or sublessee of Tenant, or of any agents, contractors, servants, employees, licensees or invitees of any assignee or sublessee of Tenant. Landlord will (to the full extent permitted by applicable Legal Requirements) protect, indemnify and save harmless Tenant, any beneficiary of Tenant, and any of Tenant's Agents, invitees or licensees ("Indemnified Tenant Party") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against such Indemnified Tenant Party to the extent caused by the willful misconduct or negligence of Landlord or any Indemnified Landlord Party or the failure of any of the same to perform or comply with any term of this Lease. Any party seeking indemnification in accordance with the foregoing shall be referred to hereinafter as an "Indemnified Party". Any Indemnified Party shall use due diligence to give notice to the other party of the existence of any claim giving rise to the need for such indemnification within thirty (30) Business Days after the date on which such Indemnified Party shall have obtained actual knowledge of such claim (but the failure to provide such notice shall not release any party from its obligations to indemnify hereunder). In case any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence referred to above, the other party, at its expense, upon the request of such Indemnified Party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the defending party and reasonably acceptable to such Indemnified Party.

          13. Inspection.  Landlord and its authorized representatives may enter
              ----------
the Property, subject to Tenant's security requirements, at all reasonable times (provided that no such entry shall be made without forty-eight (48) hours advance written notice or shall unreasonably interfere with the conduct of Tenant's business) for the purpose of (a) inspecting the same, (b) exhibiting the Property for the purpose of sale or mortgage or other financing, (c) at any time within six (6) months prior to the expiration of the term of this Lease, exhibiting the Property for the purpose of leasing same, and (d) at any time after Tenant shall have abandoned the Property and there shall be an Event of Default in respect of Tenant's rental obligations hereunder, displaying thereon advertisements for sale or letting. Landlord shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such inspection. No such entry shall constitute an eviction of Tenant.

          14. Payment of Taxes.  Subject to the provisions of Section 17 hereof,
              ----------------
Tenant will pay, prior to the date when the same would otherwise become delinquent, all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, gross receipts, excise, use and similar taxes payable by Landlord to any governmental authority, but only to the extent arising out of the fact that Landlord owns the Property and the Property is subject to this Lease (without any effect on the calculation of any such amount based upon any other real property that Landlord may own or any other revenues that Landlord may receive), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof) installments of which are payable with respect to time periods during the Lease Term and subsequent to the Rental Commencement Date, water, sewer or other rents, rates and charges, review, license fees, permit fees, or any future inspection fees and other authorization fees which may be created or imposed and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character that may be assessed, levied, confirmed or imposed on or in respect of the Property or any rent therefrom with respect to the period of time during the Lease Term, and subsequent to the Rental Commencement Date (all of the foregoing being hereinafter collectively referred to as "Taxes"). Notwithstanding the foregoing or any other provision of this Lease, Tenant shall not be required to pay any income, profits or revenue tax upon the net income of Landlord, nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Taxes that Tenant is required to pay pursuant to this Section 14. Tenant will furnish to Landlord, upon request, official receipts or other proof reasonably satisfactory to Landlord evidencing payment of any Taxes in accordance with the requirements of this Section 14. Landlord agrees not to consent to the imposition of any future special assessment without obtaining Tenant's consent thereto.

          15. Compliance with Legal and Insurance Requirements.  Subject to the
              ------------------------------------------------
terms of the Improvement Agreement and the provisions of Sections 6, 7, 16 and 17 hereof, Tenant at its expense will promptly (a) comply with all Legal Requirements and Insurance Requirements arising from Tenant's use and occupancy of the Property on or after the Commencement Date, and (b) procure, maintain and comply with all permits, licenses and other authorizations required for the use to which the Property will be put by Tenant on or after the Commencement Date. Notwithstanding the foregoing to the contrary, Landlord shall be required to bear, and to pay to Tenant promptly following written demand therefor, that portion of the cost of any capital improvements which must be made by Tenant to the Property under the provisions of this Section 15 as follows, if such capital improvement item shall not be necessary solely as a result of Tenant's particular use (other than general office use) of the Property. The cost of any such improvement item shall be prorated over its reasonably estimated useful life, and the portion that is attributable to the period of time after expiration of the Lease Term (excluding extensions thereof unless Tenant shall have previously exercised its extension option pursuant to Section 36 hereof) shall be borne by Landlord and paid to Tenant promptly following Tenant's written demand therefor. Prior to incurring any such cost for any capital item, Tenant shall deliver written notice to Landlord that Tenant is considering incurring such capital cost, and Tenant shall consult with Landlord before incurring such cost. The foregoing sentence is a requirement that Tenant consult with Landlord only, and shall not be understood to provide Landlord with any approval right over Tenant's incurring any such capital cost.

          16. Mechanic's Liens.  Tenant shall indemnify Landlord with respect to
              ----------------
any liens or encumbrances created by reason of any labor or services performed for materials used by or furnished to Tenant, or any assignee or sublessee of Tenant, or any contractor employed by Tenant, or any assignee or sublessee of Tenant, with respect to the Property or any part thereof. If any lien arising out of any work performed, materials furnished or obligations incurred by Tenant (or any such other party) is filed against the Property, within thirty (30) days following the notice to Tenant of the same Tenant shall cause such lien to be discharged of record or, if Tenant desires to contest the lien, Tenant shall post security in an amount sufficient to ensure release of the lien if a final nonappealable judgment establishing the validity of the lien is entered at a later date.

          17. Permitted Contests.  Tenant at its expense may contest by
              ------------------
appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Taxes or lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Property or any part thereof, provided that Tenant shall first have either (i) paid the disputed amount under protest, or (ii) furnished to Landlord such security as Landlord may deem reasonably necessary to insure the ultimate payment of the contested amount and to prevent the forfeiture of the Property or any sums payable to Landlord or any Mortgagee hereunder, or the accrual of penalties and interest to the extent not paid directly by Tenant. Tenant shall give prompt written notice to Landlord of the commencement of any contest referred to in the preceding sentence, providing a reasonably detailed description thereof, and Landlord shall, at Tenant's expense, cooperate with Tenant with respect to any such contest. Subject to the last sentence of this Section 17, Tenant shall indemnify and save Landlord and any Mortgagee harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. Tenant agrees that it will, promptly after final determination of each such contest, fully. pay and discharge the amounts which shall finally be levied, assessed, charged or imposed or determined to be payable, together with all penalties, fines, interest, costs and expenses incurred in connection therewith, and perform all acts the performance of which shall be finally ordered or decreed as a result thereof. Nothing in this Section 17 shall be interpreted to require Tenant to contest or protest any matters. In addition, notwithstanding the foregoing to the contrary, Tenant shall not be obligated to pay any judgment with respect to any matter for which Landlord would otherwise be liable under this Lease without such contest or protest.

           18. Insurance.
               ---------

               18.1   Risks to be Insured.  Tenant, at its expense, will
                      -------------------
maintain with insurers authorized to issue insurance in the State of Arizona and having an A.M. Best rating of "B+" or better or otherwise approved by Landlord and any Mortgagee (a) insurance with respect to the Improvements against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, vandalism and malicious mischief and in an amount equal to 100% of the actual replacement cost of the Improvements (initially determined as of the date on which such insurance is originally issued, and subsequently re-determined on the basis on an annual review of the actual replacement cost of the Improvement) (such insurance shall also include at least nine (9) months rental loss coverage), (b) comprehensive general liability insurance against claims arising out of or connected with the possession, use, leasing, operation or occupancy of the Property in with a combined single limit coverage of not less than $5,000,000 for any single injury to a person and $10,000,000 for all claims with respect to property damage and personal injury and death with respect to any one occurrence, provided that Landlord shall have the right to require Tenant to increase the amount of coverage of such liability insurance to the amount reasonably necessary to bring such coverage into conformity with the level of coverage commonly carried by similar properties in Scottsdale, which right Landlord may exercise no more frequently than once every five (5) years, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located on the Property in amounts not less than those required by subdivision (b) above, and (d) in the event that the Property shall at any time be used as anything other than for general office purposes, such other insurance against such risks and in such amounts as Landlord shall reasonably request. Notwithstanding the foregoing to the contrary, Tenant may self-insure with respect to workers' compensation insurance to the extent permitted by the State of Arizona, and any or all insurance required under this Section 18.1 may be effected under one or more blanket policy or policies covering the Property and other property and assets not constituting part of the Property, provided, however, that any such blanket policy or policies shall specify the portion of the total coverage of such policy or policies that is allocated to the Property and shall, in all other respects, comply with the requirements of this Section 18.

               18.2   Policy Provisions.  All insurance maintained by Tenant
                      -----------------
pursuant to Section 18.1 hereof shall (a) name Landlord, Tenant and any Mortgagee as insured parties,

(b) provide that all insurance proceeds for losses of less than $300,000 shall (except in the case of comprehensive general liability insurance and workers' compensation insurance) be adjusted by and be payable to Tenant to be used by Tenant, to the extent necessary, for Restoration, (c) provide that all insurance proceeds for losses of $300,000 or more shall (except in the case of comprehensive general liability insurance and workers' compensation insurance) be adjusted by Landlord and Tenant jointly and shall be payable to any Mortgagee by means of a standard mortgagee loss payable endorsement if so required by such Mortgagee (or to Landlord, if there is no Mortgagee), to be held in trust pursuant to the terms of this Lease, and (d) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured party and loss payee and that no cancellation, reduction in amount or material reduction in coverage thereof shall be effective until at least 30 days after delivery to each named insured party and loss payee of written notice thereof.

               18.3   Delivery of Policies; Insurance Certificates.  Tenant
                      --------------------------------------------
will deliver to Landlord and any Mortgagee certified copies of the originals of all insurance policies or certificates thereof, and any amendments or supplements thereto, with respect to the Property that Tenant is required to maintain pursuant to this Section 18, together with evidence as to the payment of all premiums then due thereon, and not later than 10 days prior to the expiration of any policy, a certificate of the insurer evidencing the replacement or renewal thereof.

               18.4   Mutual Waiver of Insurable Claims.  Notwithstanding
                      ---------------------------------
anything contained herein to the contrary, Tenant and Landlord hereby mutually release each other and each other's agents and employees from any liability for loss or damage by fire or other casualty coverable by the types of insurance required to be maintained under this Lease or otherwise in force at the time of such loss or damage, whether or not the loss or damage resulted from negligence.

          19.  Hazardous Materials.
               -------------------

               19.1   Definitions.  As used herein, the term "Hazardous
                      -----------
Materials" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, department, commission, board, agency or instrumentality of the United States, the State of Arizona or any political subdivision thereof; (iv) the presence of which on the Property poses or threatens to pose a known material risk to the health or safety of persons on or about the Property; (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vi) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (vii) without limitation radon gas.

               19.2   Warranties and Obligations.  Landlord hereby warrants that
                      --------------------------
neither Landlord, nor, to Landlord's actual knowledge without investigation, any third party, has used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material on, under or about the Property or real estate in the vicinity of the Property or transported any Hazardous Material over the Property and that neither Landlord nor, to Landlord's actual knowledge without investigation, any third party has installed, used or removed any storage tank on, from or in connection with the Property, and to Landlord's actual knowledge without investigation, there are no storage tanks or wells (whether exiting or abandoned) located on, under or about the Property and that no Hazardous Materials have been incorporated into the construction of the Improvements. Landlord, at its sole cost, shall comply with all Legal Requirements which impose liability or responsibility upon either Landlord or Tenant to investigate, remediate or otherwise take any action with respect to any Hazardous Materials existing in, or under or about the Property as of the date of delivery of possession to Tenant. Landlord shall defend, protect, hold harmless and indemnify Tenant and Tenant's Agents with respect to all actions or claims by federal, state, and local governmental agencies or by other third parties for fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees), costs, damages, liabilities, losses, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by a condition which is a violation of any of the foregoing warranties or Landlord's failure to perform the foregoing obligations in this Section 19.2 or the introduction onto the Property by Landlord or Landlord's Agents of any Hazardous Materials. In addition to the foregoing remedies, if, under applicable Legal Requirements, Tenant is prevented from occupying or using all or any portion of the Improvements due to the subsequently found presence or removal of any Hazardous Materials on or from the Improvements, Basic Rent and Additional Rent shall be abated during the period between the date of such discovery and the date such discovered Hazardous Materials are fully removed from the Improvements in proportion to the degree to which Tenant's occupancy or use of the Property is so prevented by such presence or removal or such Hazardous Materials. Tenant shall not release or authorize any other party to release any Hazardous Materials upon, above or beneath the Property for any purpose, except for customary quantities of office and janitorial supplies used for customary purposes which may, technically, fall within the definition of Hazardous Materials. Tenant, at its sole cost, shall comply with all Legal Requirements which impose liability or responsibility upon either Landlord or Tenant to investigate, remediate or otherwise take any action with respect to any Hazardous Materials that Tenant, or any other party acting at Tenant's direction, or any assignee or sublessee of Tenant, causes to be released upon the Property in violation of applicable Legal Requirements pertaining to Hazardous Materials or which requires remediation under applicable Legal Requirements. Tenant shall defend, protect, hold harmless and indemnify Landlord and Landlord's Agents with respect to all actions or claims by federal, state, and local governmental agencies or by other third parties for fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees), costs, damages, liabilities, losses, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by the introduction of any Hazardous Materials onto the Property by Tenant or Tenant's Agents.

               19.3   Provisions Survive Termination.  The provisions of this
                      ------------------------------
Section 19 shall survive the expiration or termination of this Lease or Tenant's non-occupancy of the Property notwithstanding the continuation of this Lease.

               19.4   Controlling Provisions.  The provisions of this Section 19
                      ----------------------
are intended to govern the rights and liabilities of Landlord and Tenant with respect to Hazardous Materials to the exclusion of any other provision in this Lease that might otherwise be deemed applicable. The provisions of this Section 19 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Section 19.

          20.  Damage to or Destruction of Property.
               ------------------------------------

               20.1   Tenant to Give Notice.  In case of any damage to or
                      ---------------------
destruction of the Improvements located on the Property (or any part of such Improvements), the Restoration of which is reasonably estimated to cost more than $10,000.00, Tenant will promptly give notice thereof to Landlord, generally describing the nature and extent of such damage or destruction and setting forth Tenant's best estimate of the cost of Restoration.

               20.2   Restoration.  Except as provided below, in case of any
                      -----------
damage to or destruction of the Improvements located on the Property, Landlord, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose (but provided that Tenant in fact carries the policy or policies of insurance required to be carried by Tenant under the provisions of Section 18.l(a) of this Lease and makes any proceeds thereof available to Landlord for the purpose of such Restoration), will promptly commence and diligently prosecute to completion Restoration of such Improvements.

               20.3   Total Destruction.  In case of (a) the destruction during
                      -----------------
the last year of the Lease Term of all of the Improvements located on the Property, or (b) the destruction during the last year of the Lease Term, if the cost of Restoration exceeds seventy percent (70%) of the then actual replacement cost of the Improvements (any such destruction being hereinafter referred to as a "Total Destruction"), Landlord may, by notice to Tenant given within 60 days after the date of such destruction, terminate this Lease, provided any such termination by Landlord shall be effective only if Landlord does not within the two hundred forty (240) day period following such date of damage or destruction enter into any discussions or negotiations with respect to any rebuilding on the Parcels or with any prospective tenants on the Parcels, and further provided that Landlord may not terminate this Lease pursuant to this Section 20.3 if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within thirty (30) days following the date of Landlord's termination notice.

               20.4   Tenant's Right to Terminate.  If the Improvements are
                      ---------------------------
damaged by any peril and Landlord elects not to terminate this Lease pursuant to
Section 20.3, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the Restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option. may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from or delivers to Landlord, as applicable, the estimate of the time needed to complete such Restoration with respect to (a) and (b) below, or within ten (10) days after expiration of the applicable time period with respect to (c) and (d) below:

                      (a) The Improvements are damaged by any peril and the Restoration of the Improvements reasonably cannot be substantially completed within one hundred eighty (180) days after the date of damage or destruction.

                      (b)  The Improvements are damaged by any peril within two
(2) years of the last day of the Lease Term and the Restoration of the Improvements reasonably cannot be substantially completed within ninety (90) days after the date of such damage.

                      (c) If the Restoration of the Improvements is not substantially completed within two hundred forty (240) days after the date of the damage or destruction.

                      (d) If Landlord does not commence Restoration of the Improvements within thirty (30) days following the receipt of insurance proceeds.

               20.5   Abatement of Rent.  In the event of damage to the
                      -----------------
Property, the Basic Rent and Additional Rent shall be temporarily abated during the period between the date of damage and the date of Restoration of the Improvements in proportion to the degree to which Tenant's use of the Property is impaired by such damage.

               20.6   Application of Insurance Proceeds.  Tenant hereby
                      ---------------------------------
irrevocably assigns to Landlord any insurance proceeds to which Tenant may become entitled by reason of Tenant's interest in the Improvements if the Improvements or any part thereof is damaged or destroyed by fire or other casualty. Any insurance payment of more than $300,000 shall be paid to and held in trust in an interest bearing account and disbursed to pay the-costs of Restoration in accordance with customary procedures by Mortgagee or, if there is no Mortgagee or if Mortgagee does not require that it hold such compensation, by Landlord (to be held in trust pursuant to the terms of this Lease); provided, however, that any such insurance proceeds which is not in excess of $300,000 shall be paid directly to Tenant (if no Event of Default then exists hereunder) and shall be expended by Tenant in connection with the Restoration of the Property (with the balance of such proceeds, if any, being retained by Tenant upon the completion of such Restoration).

               20.7   Waiver of Statutory Provisions.  Landlord and Tenant
                      ------------------------------
hereby waive any statutory provisions pertaining to rights of rental abatement or lease termination in the event of damage or destruction of real property subject to a lease, to the extent that any such provisions are contrary to those contained in this Section 20, and Landlord and Tenant agree that the provisions of this Section 20 shall control in the event of any such damage or destruction on or to any portion of the Property.

          21.  Taking of Property.
               ------------------

               21.1   Tenant to Give Notice.  In case of a Taking, or the
                      ---------------------
commencement of any proceedings or negotiations that might result in a Taking, in respect of which the Restoration of the Property is reasonably estimated to cost more than $10,000, Tenant will promptly give notice thereof to Landlord, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking that might result therefrom.

               21.2   Partial Taking.  In the case of a Taking other than a
                      --------------
Total Taking, (a) this Lease shall remain in effect only as to the portion of the Property remaining immediately after such Taking, (b) from and after the Date of Taking, Basic Rent, Additional Rent and any other sum payable under this Lease shall be reduced in proportion to the degree to which Tenant's use of the Property is impaired by such Partial Taking, and (c) Tenant shall receive from the Award the portions of the Award attributable to Tenant's Equipment and the unamortized value of all alterations, additions or improvements to the Property paid for by Tenant (other than from the Improvement Allowance, as defined in the Improvement Agreement) and located in the part of the Property taken by the Partial Taking (but not any amount attributable to the value of Tenant's leasehold estate) and Landlord shall receive from the Award those portions thereof applicable to the Parcels and the unamortized value of the Improvements and other improvements paid for by Landlord (including, without limitation, from the Improvement Allowance) (with all such unamortized values to be determined based on the useful life of the particular improvement), and (d) Landlord, whether or not the Awards shall be sufficient for the purpose, at its expense will promptly commence and diligently prosecute to completion Restoration of the Property (including, without limitation, restoration of the Improvements to an architecturally whole unit, to the extent practicable), except for any reduction in area of the Property caused by such Taking; provided, however, that in case of Taking for temporary use ("temporary use" being defined for all purposes herein as any taking for less than nine consecutive months) Landlord shall not be required to effect any Restoration until such Taking is terminated.

               21.3   Total Taking.  In case of the Taking during the Lease
                      ------------
Term of the Property in its entirety (or all of the Improvements located thereon) or the Taking during the Lease Term (other than for temporary use) of such a substantial part of the Property (or the Improvements located thereon) that, in the sole good faith judgment of Tenant, either (a) the portion of the Property (or the Improvements located thereon) remaining after such Taking is (and after Restoration would be) unsuitable for use by Tenant in the operation of its business, or (b) Restoration of the Property (or the Improvements located thereon) is not economically feasible (any such Taking being hereinafter referred to as a "Total Taking"), this Lease shall terminate as of the date of such Total Taking and Tenant shall receive from the Award those portions of the Award attributable to Tenant's Equipment, the unamortized value of all alterations, additions or improvements to the Property paid for by Tenant (other than from the Improvement Allowance), loss of Tenant's good will and moving expenses of Tenant (but not any amount attributable to the value of Tenant's leasehold estate) and Landlord shall receive from the Award those portions thereof applicable to the Parcels and the unamortized value of the Improvements and other improvements paid for by Landlord (including, without limitation, from the Improvement Allowance) (with such all unamortized values to be determined based on the useful life of the particular improvement).

               21.4   Application of Awards.  The parties agree that in the
                      ---------------------
event of a Taking, all rights between them in and to an Award shall be as set forth herein. Each party agrees that each shall make separate claims for an Award from the condemning Person.

          22.  Estoppel Certificates.
               ---------------------

               22.1   Estoppel Certificate of Tenant.  Tenant will deliver to
                      ------------------------------
Landlord within fifteen (15 ) business days following Landlord's written request therefor (but in no event more often than three times in any twelve-month period) (a) an Estoppel Certificate of Tenant stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (ii) the date to which the Basic Rent has been paid and that all Additional Rent payable on or before the date of such Estoppel Certificate has been paid, or if any Additional Rent has not been paid, specifying the nature of such non-payment, and (iii) that no Event of Default exists hereunder, or, if any such Event of Default exists, specifying the nature and period of existence thereof and what action Tenant is taking or has taken with respect thereto, and
(b) such information with respect to the Lease as from time to time may reasonably be requested.

               22.2   Estoppel Certificate of Landlord. Within fifteen (15) days
                      --------------------------------
following Tenant's written request therefor, but in no event more often than three times in any twelve-month period (which request shall (i) state that it is made pursuant to this Section 22.2 and, if applicable, that Tenant proposes, pursuant to Section 24.1 hereof, to assign its interest in this Lease or sublet a portion of the Property to a Person identified in such request, and (ii) be accompanied by a copy of this Lease and each modification hereof or amendment hereto, if any, to and including the date of such request) Landlord will deliver to Tenant an Estoppel Certificate of Landlord stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the date to which Basic Rent and Additional Rent have been paid hereunder and (c) whether or not an Event of Default exists hereunder and, if an Event of Default exists, specifying the nature and period of existence thereof, it being agreed that (and any such Estoppel Certificate shall state that) no rights or remedies of Landlord hereunder or otherwise resulting from any condition, event or circumstance that would, with the giving of notice and/or the passing of time, result in an Event of Default hereunder shall be waived, impaired or diminished in any respect by reason of any such Estoppel Certificate or any statement made therein. No failure of Landlord to deliver any such Estoppel Certificate shall release, discharge or otherwise affect any of Tenant's or Landlord's rights or obligations hereunder.

               22.3   Financial Statements.  The provisions of this Section 22.3
                      --------------------
shall not apply at any time that Tenant hereunder is a company subject to reporting requirements under the Securities Exchange Act of 1934, as amended. If any potential purchaser of the Property, Mortgagee or purchaser of an interest in Landlord, as part of its good faith diligence review of the Property, desires to review any financial statements of Tenant, Landlord shall so notify Tenant in writing. Such writing shall include a written undertaking from such potential purchaser or Mortgagee to keep such financial statements and the information contained therein in confidence, and to return such financial statements, and all copies of such statements and any information extracted therefrom, to Tenant promptly following such party's analysis thereof. Within fifteen (15) days following Tenant's receipt of such written request from Landlord and such written undertaking signed by the party to whom such financial statements would be delivered, Tenant shall deliver directly to such potential purchaser or Mortgagee its most recently prepared balance sheet and income statement, if any exists. Tenant shall have no obligation to prepare any balance sheet or financial statement in response to any such request.

          23.  Right of Landlord to Perform Tenant's Covenants, etc.  If Tenant
               ----------------------------------------------------
shall fail to make any payment or perform any act required to be made or performed by it hereunder, Landlord, upon thirty (30) days prior written notice (unless a longer period is reasonably required by Tenant to perform the act in question, in which event Tenant shall be permitted such longer period of time to perform such act, so long as Tenant commences to perform such act within such thirty-day period and thereafter diligently prosecutes the same to completion) to Tenant (except in cases of emergency that threaten bodily injury or material property damage), but without waiving or releasing any obligation or default, may make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Property or any part thereof for such purpose and take all such action thereon as, in the reasonable opinion of Landlord, may be necessary or appropriate therefor. No such entry shall constitute an eviction of Tenant. All reasonable payments so made by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by Landlord of any such act shall constitute Additional Rent hereunder.

          24.  Assignments, Subleases, Mortgages.
               ---------------------------------

               24.1   Assignments and Subleases by Tenant.  If no Event of
                      -----------------------------------
Default shall have occurred and be continuing, Tenant may, after obtaining the prior written consent of Landlord, not to be unreasonably withheld or delayed, at any time and from time to time sublet the Property or any part thereof, and may assign its interest in this Lease; provided however, that Tenant may, without Landlord's prior written consent, assign its interest in the Lease or sublet the Property or a portion thereof to (i) a related entity parent company, subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Tenant's assets; and further provided, however, that (a) Tenant shall, in all cases, deliver to Landlord a fully executed counterpart of each such sublease or assignment promptly after execution thereof, and (b) no assignment, whether by operation of law, consolidation, merger, a sale of stock or otherwise, shall be effective prior to the execution by the assignee and delivery to Landlord of an instrument, reasonably satisfactory in form and substance to Landlord, assuming all of the obligations of Tenant under this Lease. No assignment or sublease made as permitted by this Section 24.1 shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder, and all obligations of the Tenant originally named hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or subletting had been made.

               24.2   Assignments and Mortgages by Landlord.  The interest of
                      -------------------------------------
Landlord in this Lease and in and to the Property or any part thereof may, at any time and from time to time, be sold, conveyed, assigned or otherwise transferred, without the prior written consent of Tenant, and upon any sale or conveyance of the Property as an entirety or any assignment or other transfer (other than for the purpose of securing indebtedness) by any party lessor of its interest in this Lease and in and to the Property, such party lessor shall be completely relieved of and from any and all obligations not theretofore accrued under this Lease or otherwise with respect to the Property, and such party lessor shall have no further obligations whatsoever to any party lessee, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer that were deposited by Tenant, and in which Tenant has an interest, shall be turned over to the grantee and Tenant receives a copy of a written assumption agreement whereby the transferee assumes the obligations of Landlord under this Lease to be performed after the date of such transfer or conveyance, except to the extent that any such obligation accrued prior to the date of such sale, conveyance, assignment or transfer, and Tenant shall thereupon look only to the then owner of Landlord's estate in the Property for the performance of any obligations of Landlord hereunder. Landlord may also from time to time mortgage or assign, by way of pledge or otherwise, any or all of the rights, in whole or in part, of Landlord under this Lease to any Person as security for the indebtedness or other obligations of Landlord. From and after any such mortgage or assignment and to the extent provided in the instrument effecting such mortgage or assignment, (a) such Mortgagee may enforce any and all of the terms of this Lease to the extent so assigned as though such Mortgagee had been a party hereto, (b) no action or failure to act on the part of Landlord shall adversely affect or limit any rights of such

Mortgagee provided that, (c) no such assignment shall constitute an assumption of any such obligations on the part of such Mortgagee, and (d) a copy of all notices, demands, consents, approvals and other instruments given by Tenant hereunder shall also be delivered to such Mortgagee, if such Mortgagee shall have provided Tenant with written notice of its address for such purposes. Notwithstanding the foregoing provisions in this Section 24, the parties agree that the foregoing provisions shall not be interpreted to limit any of Tenant's rights otherwise available under this Lease, including any offset rights or termination rights that are expressly provided under the terms of this Lease.

          25.  Events of Default; Termination.  If any one or more of the
               ------------------------------
following events ("Events of Default") shall occur (whatever the reason therefor, and whether voluntary or involuntary or by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any rule or regulation of any administrative or governmental body):

               (a) if Tenant shall fail to pay any installment of Basic Rent or Additional Rent, or other sum required to be paid by Tenant hereunder on the date the same becomes due and payable and such failure continues for more than five (5) Business Days after written notice thereof is given to Tenant; or

               (b) if Tenant shall fail to perform or comply with any term of this Lease (other than those referred to in clause (a) above) or any term of any instrument related hereto pursuant to which Tenant undertakes obligations or makes agreements for the benefit of Landlord or any Mortgagee and, in any such case, such failure shall continue for more than 30 days after Tenant receives written notice from Landlord; provided, however, that in the case of any such failure that is susceptible of being cured but that cannot with diligence be cured within such 30-day period, if Tenant shall promptly commence to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be necessary for the curing thereof with diligence; or

               (c) if Tenant shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

               (d) if an involuntary case or other proceeding shall be commenced against Tenant seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undischarged and unstayed for a period of 90 days, or if an order for relief shall be entered against Tenant under the federal bankruptcy laws as now or hereafter in effect which is not fully stayed within seven (7) business days after the entry thereof;

then, and in any such event, Landlord may at any time thereafter, during the continuance of any such Event of Default, give a written termination notice to Tenant specifying a date (not less than five days from the date on which such notice is given) on which this Lease shall terminate, and, on such date, the term of this Lease shall terminate and all rights of Tenant under this lease shall cease. All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses) occasioned by and following any Event of Default by Tenant under this Lease shall constitute Additional Rent hereunder.

          26.  Remedies. Upon the occurrence of an Event of Default, prior to
               --------
the cure thereof, Landlord shall have the following remedies, to which Landlord may resort in the alternative:

                    (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Basic Rent and Additional Rent when due. During the continuation of such Event of Default, Landlord may enter the Property and relet it, or any part of it, to third parties for Tenant's account, to be set off against amounts owing from Tenant to Landlord hereunder, with any surplus to be delivered to Tenant at the end of the Lease Term. Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Property or any part thereof, including, without limitation, reasonable broker's commissions, expenses of cleaning and redecorating the Property required by the reletting and like costs. No act by Landlord other than giving written notice to Tenant shall terminate this Lease.

                    (ii) Landlord may by written notice terminate Tenant's right to possession of the Property at any time and relet the Property or any part thereof Acts of maintenance, efforts to relet the Property or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all of Tenant's personal property and store same at Tenant's cost and to recover from Tenant:

                              (a)  the worth at the time of award of the unpaid
Basic Rent and Additional Rent which had been earned at the time of termination including interest at the Interest Rate;

                              (b)  the worth at the time of award of the amount
by which the unpaid Basic Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, including interest at the Interest Rate;

                              (c)  the worth at the time of award of the amount
by which unpaid Basic Rent and Additional Rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

                              (d)  any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                              (e)  as used in subparagraphs (a) through (c)
above, the term "time of award" shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant's Event of Default.

          Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Property by reason of any Event of Default of Tenant hereunder.

          27.  [INTENTIONALLY OMITTED]

          28.  No Waiver. No failure by Landlord or Tenant to insist upon
               ---------
the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of Landlord or Tenant with respect to any other then existing or subsequent breach. No foreclosure, sale or other proceedings under any mortgage or other security arrangement with respect to the Property shall discharge or otherwise affect the obligations of Tenant hereunder.

          29.  Remedies Cumulative. Each right, power and remedy of
               -------------------
Landlord or Tenant provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or attempted exercise by Landlord or Tenant of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all such other rights, powers or remedies.

          30.  [INTENTIONALLY OMITTED]

          31.  Surrender. Upon the expiration or earlier termination of this
               ---------
Lease, Tenant, at its expense, shall quit and surrender to Landlord the Property in good order and condition, ordinary wear and tear, damage by casualty and repair and maintenance obligations for which Landlord is responsible under this Lease excepted and, if requested by Landlord, shall remove therefrom, at Tenant's expense, all of Tenant's Equipment which is not affixed to the Property and shall repair, at Tenant's expense, all damage caused by such removal.

          32.  Notices.  All notices, offers, acceptances, rejections, consents
               -------
and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, or by telecopy with an original by regular mail:

     If to Landlord:

     c/o Ryan Companies US, Inc.
     700 International Centre
     900 Second Avenue South
     Minneapolis, Minnesota 55402-3387
     Attn: Mr. John P. Kelly, Jr.

     with a copy to:

     Ryan Companies US, Inc.
     3200 East Camelback Road, Suite 250
     Phoenix, Arizona 85016-2319
     Attn: Mr. John Strittmatter

or at such other address as Landlord shall have furnished to Tenant in writing; and
     If to Tenant:

     The Dial Corporation
     1850 North Central Avenue
     Phoenix, Arizona 85004-4525
     Attn: Vice President of Real Estate

or at such other address as Tenant shall have furnished to Landlord in writing.

          Any notice given by certified mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested, addressed to the party to be served at the last address given by that party to the other party under the provisions of this Section 32. Any notice given by means other than certified mail shall be deemed to have been given to the party to be served when delivered to the last address given by that party to the other party under the provisions of this Section 32.

          33.  Short Form or Memorandum.  Promptly following the execution of
               ------------------------
this Lease, Landlord and Tenant shall execute, acknowledge and deliver a short form or memorandum of this Lease, including the extension options provided in Section 36 of this Lease and the right of first offer provided in Section 38 of this Lease, satisfactory in form and substance to Landlord and Tenant, for recording in the property records of Maricopa County, Arizona and to enable Tenant to acquire a leasehold policy of title insurance issued by a title company of its choosing and in a form acceptable to Tenant in its sole discretion. Promptly following the expiration of the Lease Term, or any other termination of this Lease for any reason, Tenant shall deliver to Landlord a quitclaim deed or other appropriate title-clearing instrument in recordable form pertaining to the Property, in a form acceptable to Landlord in its sole discretion for the purpose of removing the memorandum of this Lease as a recorded exception against the Property.

          34.  Quiet Enjoyment.  So long as Tenant shall pay the Basic Rent and
               ---------------
Additional Rent and any other sums payable hereunder as the same become due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant (and any subtenant of Tenant permitted pursuant to the terms of this Lease) shall peaceably and quietly have, hold and enjoy the Property for the term hereof, subject, however, to all the terms of this Lease. Notwithstanding anything contained in this Lease to the contrary, it is specifically understood and agreed that neither Landlord nor any beneficiary of Landlord, nor any officer, director or shareholder of any of the foregoing, or any Mortgagee, shall have any personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease. Nothing contained in this
Section 34 shall prohibit Landlord, or any Mortgagee, or their respective authorized representatives, from entering the Property at reasonable times to inspect the same in accordance with the provisions of Section 13 hereof.

          35.  Miscellaneous.  All rights, powers and remedies provided
               -------------
herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of any Legal Requirement, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, illegal or unenforceable under the provisions of any applicable Legal Requirement. If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged or terminated only by an instrument in writing, signed by each of the parties hereto. Subject to Section 24 hereof, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. This Lease shall be construed and enforced in accordance with and governed by the laws of the State of Arizona. The headings in this lease are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          36.  Option to Extend.
               ----------------

               36.1  Exercise of Option. Provided that no uncured Event of
                     ------------------
Default shall exist under this Lease at the time of exercise of the hereinafter described options, Tenant shall have two (2) options to extend the term of this Lease, each for a period of five (5) years

("Option Term(s)"). Said options shall be exercised only by written notice delivered to Landlord not later than six (6) months prior to the expiration date of the then existing term of this Lease. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during each of the Option Terms, except that the Basic Rent payable during each Option Term shall be revised in accordance with Section 36.2 below, and except that there shall be no further option to extend the term of this Lease at the end of the second Option Term.

               36.2  Option Term Rent.  The Basic Rent payable during each of
                     ----------------
the Option Terms shall be ninety-five percent (95%) of the Fair Market Rent as defined in Section 36.3 below for the Property for the Option Term in question.

               36.3  Fair Market Rent.  For the purposes of this Section 36, the
                     ----------------
term "Fair Market Rent" shall mean the going market rental and any adjustment or adjustments to such rental at such time(s) in such amount or using such formula as is prevailing at the time of the commencement of the Option Term in question, for comparably equipped second generation office space in buildings containing comparable square feet, located within the immediate area of the Property, and in a condition comparable to the then existing condition of the Property, taking into account all legal uses for which the Property could be used without material alteration thereto and the value of all Improvements and other improvements on the Property paid for by Landlord for a tenant proposing to sign a lease for a similar term and having financial qualifications similar to Tenant and using as a guide equivalent space of similar size, age, construction, quality and location. There shall be excluded from any determination of "Fair Market Rent" the rental value attributable to any improvements or alterations constructed by Tenant with its own funds (other than from the Improvement Allowance). Any determination of "Fair Market Rent" shall take into account rental concessions and other economic inducements then prevailing in the market. Also, if there is no leasing commission payable by Landlord in connection with Tenant's exercise of an option to extend, then There shall be excluded from any determination of "Fair Market Rent" the rental value attributable to a standard leasing commission customarily paid by a lessor in connection with a five (5) year lease amortized on a straight line basis over the five (5) year Option Term in question.

               36.4  Appraisal. Promptly following exercise of any option to
                     ---------
extend, the parties shall meet and endeavor to agree upon the Fair Market Rent of the Property for the Option Term in question. If within thirty (30) days after exercise of the option, the parties cannot agree upon the Fair Market Rent, the parties shall submit the matter to binding appraisal in accordance with the following procedure: Within thirty (30) days after exercise of the option, the parties shall either (1) jointly appoint an appraiser for this purpose or (2) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Maricopa County and is a member of a recognized society of real estate appraisers. If, within thirty (30) days after their appointment, the two appraisers reach agreement on the Fair Market Rent, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications. Within thirty (30) days after the appointment of the third appraiser, the two appraisers appointed by the parties shall each submit to the third appraiser and to the parties their independent appraisal of the Fair Market Rent of the Property for the Option Term in question. Within thirty (30) days after receipt of the two independent appraisals, the third appraiser shall select one of the two appraisals submitted by the two appraisers appointed by the parties as the appraisal closest to the Fair Market Rent of the Property. The appraisal of the Fair Market Rent so selected by the third appraiser shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Maricopa County, Arizona.

          37.  Reasonable Approval Standard.  Whenever in this Lease the
               ----------------------------
review, acceptance, approval or consent of either Landlord or Tenant ("Reviewing Party") is required or desired for the taking of or refraining from taking any action under the Lease, or to the manner of performing or observing any covenant or condition of the Lease (collectively "Matter"), the favorable review, acceptance, approval or consent (collectively "Approval") as to any such Matter shall neither be unreasonably withheld nor unduly delayed by the Reviewing Party, and if the Reviewing Part desires to deny or withhold its Approval as to any such matter, the Reviewing Party shall, by written notice to the other party given within the time period for the giving of such Approval as provided herein or elsewhere in this Lease, state with particularity the basis for the denial or withholding by such Reviewing Party of such Approval. Provided the request made of the Reviewing Party for the Approval references this Section 37 and indicates to the effect that a lack of an appropriate response within thirty (30) days (or within such other period of time for response if the Lease otherwise expressly provides a specific period for such Approval) will be deemed to constitute Approval, then the failure of the Reviewing Party to so respond in writing (including stating with particularity the basis for any denial or withholding of such Approval) to any Matter within thirty (30) days of receipt of the written request of the other party (or within such other period of time for response if the Lease otherwise expressly provides a specific period for such Approval), shall be deemed to constitute the Approval by such Reviewing Party as to the Matter.

          38.  Right of First Offer.
               --------------------

               38.1  Grant of Right.  Subject to the provisions of Section
                     --------------
38.7 hereof, Landlord shall not, at any time during the term of this Lease, offer to sell or accept an offer to purchase (collectively herein called an "offer to sell") the Property or any part thereof without first giving to Tenant at least thirty (30) days prior written notice of Landlord's election to sell the Property, which notice is hereinafter referred to as the "Notice of Sale".

               38.2      Notice of Sale. The Notice of Sale shall include the
                         --------------
price and other terms and conditions reasonably appropriate to a sales transaction on which Landlord is willing to sell the Property.

               38.3      Response by Tenant. For a period of fifteen (15) days
                         ------------------
after receipt by Tenant of the Notice of Sale, and only during such period, Tenant shall have the right to accept the offer of sale set forth in the Notice of Sale only by doing all of the following prior to the expiration of said fifteen (15) day period: (i) giving written notice of acceptance to Landlord, which notice shall state that Tenant agrees to purchase the Property on the same terms, price and conditions as set forth in the Notice of Sale and (ii) delivering to Landlord at the same time the full amount of any reasonable earnest money deposit specified in the Notice of Sale.

               38.4      No Response. In the event that Landlord does not
                         -----------
receive written notice of Tenant's acceptance of the offer to sell and the earnest money deposit within said fifteen (15) day period, there shall be a conclusive presumption that Tenant has elected not to exercise Tenant's right to purchase the Property pursuant to this Section 38, and Landlord may sell the Property to a third party within six (6) months thereafter so long as the purchase price paid by the third party purchaser is not materially less (with any purchase price less than 98.5% of the purchase price set forth in the Notice of Sale deemed to be materially less) than the purchase price specified in the Notice of Sale and the other terms and conditions of the sale to the third party are the same as or more onerous to the purchaser than those specified in the Notice of Sale.

               38.5      Termination. The foregoing right of first offer shall
                         -----------
terminate:

                         (a)  upon expiration or other termination of the term
of this Lease; or

                         (b)  subject to the provisions of Section 38.7 hereof,
in the event Tenant fails to exercise its rights under this Section 38 and a sale to a person or entity consistent with the requirements of this Section 38 is thereafter consummated, then upon the date of the closing of such sale.

               38.6      Continuation of Rights. Unless terminated in accordance
                         ----------------------
with Section 38.5 above, Tenant's rights under this Section 38 shall continue in full force and effect (as to all future contemplated sales of the Property or any part thereof).

               38.7      Exempted Sales. Notwithstanding the provisions of
                         --------------
Section 38.1 above, in the event that Landlord offers to sell the Property or any part thereof to a Permitted Affiliate (as defined below) or as part of a package of three or more separate real properties (but only if the aggregate fair market value of all real properties contained in such package equals or exceeds an amount equal to twice the then fair market value of the Property) also owned by Landlord, then such offer to sell shall not be subject to Tenant's right of first offer as set forth in Sections 38.1 through 38.4 of this Lease. Notwithstanding the provisions of
Section 38.5 above, any transfer of title to the Property or any part thereof pursuant to the foregoing provisions of this Section 38.7 shall not cause Tenant's right of first offer under this Section 38 to terminate, and the right of first offer set forth in this Section 38 shall remain in full force and effect with respect to the Property following any such transfer. As used above, the term "Permitted Affiliate" means (i) any entity controlling, controlled by or under common control with Landlord; (ii) any (a) officer or director of or
(b) member, partner, shareholder or other equity holder, in either such event with an equity interest of ten percent (10%) or more in, any of the foregoing entities or (ii) any combination of (i) and (ii).

          39.  Tenant's Consent to New Contract Affecting the Property. Landlord
               -------------------------------------------------------
shall not, after the date of execution of this Lease, enter into or provide consent for any other party to enter into, without Tenant's written consent which shall not be unreasonably withheld or delayed, any contract or agreement pertaining to the Property which may be reasonably expected to adversely interfere with any of Tenant's rights under this Lease. In the event that any contract or agreement which interferes with any of Tenant's rights under this lease is entered into by Landlord, then Tenant shall have the unilateral right to terminate this Lease.

          40.  Landlord's Default.
               ------------------

               40.1      Events of Default. A "Landlord Event of Default" under
                        -----------------
this Lease shall exist if any of the following events shall occur:

                         (a)  Landlord shall have failed to pay any sum required
to be paid hereunder within fifteen (15) days after receipt of written notice from Tenant that such amount is past due; or

                         (b)  If Landlord shall have failed to perform any term,
covenant or condition of this Lease, except those requiring the payment of money, and Landlord shall have failed to cure such breach within thirty (30) days after written notice from Tenant where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within such thirty (30) day period, that Landlord shall not be in default if it has commenced such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion.

Tenant shall use commercially reasonable efforts to cause a copy of any notice of default delivered to Landlord as provided above likewise to be delivered to any Mortgagee, written notice of the name and address of which has then previously been provided to Tenant by Landlord, at approximately the same time that such notice of default is delivered to Landlord.

               40.2      Tenant's Remedies. Upon a Landlord Event of Default,
                         -----------------
Tenant shall have the following remedies, in addition to all other rights and remedies provided by law (except to the extent waived by Tenant herein) or otherwise provided in this Lease, to which Tenant may resort cumulatively or in the alternative:

                         (a)  Tenant may offset amounts owed by Landlord against
Basic Rent and Additional Rent by giving Landlord written notice of such offset.

                         (b)  Tenant may take such acts as it deems reasonably
necessary to cure Landlord's default. It Tenant spends any funds in connection with such cure, Landlord shall pay to Tenant within fifteen (15) days after written request the amount of funds so spent by Tenant. Tenant shall be entitled to interest on the funds expended by Tenant at the Interest Rate from the end of Landlord's applicable cure period. If Landlord fails to make such payment within such fifteen (15) day period, Tenant may offset such funds and all interest accrued thereon from Basic Rent and Additional Rent by giving Landlord written notice of such offset.

          41.  Parking. Tenant shall be provided on an exclusive basis and at
               -------
no additional cost with five hundred twenty-six (526) automobile parking spaces; fifty (50) of these spaces shall be covered. The location of these spaces is shown on the Site Plan attached hereto as Exhibit "B".

          42.  Signage. Landlord shall provide for prominent building exterior
               -------
Tenant identification signs and a signage allowance of $20,000. The design and specifications of such signage shall be mutually acceptable to Landlord, Tenant and the City of Scottsdale.

          43.  Authority. The undersigned parties hereby warrant that they have
               ---------
proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

          44.  Title. This Lease is made subject to all matters of public record
               -----
affecting title to the Property as described in the 3rd Amended Commitment for Title Insurance dated February 26, 1997 prepared by Chicago Title Insurance Company, Order No. 9700394, a copy of which is attached hereto as Exhibit "D" (including all interlineated changed marked thereon, the Title Report), as shown on Schedule B-Section 1 thereof. Chicago Title Insurance Company (or another title insurance company reasonably acceptable to Tenant) shall be irrevocably committed to issue to Tenant a leasehold owner's ALTA Extended Coverage Policy of Title Insurance, together with such endorsements as Tenant may reasonably require, showing Tenant as the owner of the leasehold estate under this Lease, subject only to such exceptions to title as Tenant may approve, at standard premium rates, as a condition precedent to Tenant's obligations under this Lease. Landlord shall use due diligence to enforce all rights and easements which are appurtenant to the Property.

          45.  Non-Disturbance Agreement. If either at the time of execution of
               -------------------------
this Lease or the recording of a short form memorandum of this Lease pursuant to
Section 33 hereof, there is then a Mortgage existing as a lien against title to the Property (hereinafter referred to as an "Existing Mortgage"), Landlord shall cause the Mortgagee under the Existing Mortgage to execute and deliver to Tenant within thirty (30) days after the date of execution of this Lease, a Non-Disturbance Agreement in form and content reasonably acceptable to both Tenant and the Mortgagee under the Existing Mortgage, pursuant to which the Mortgagee shall agree that in the event of foreclosure of the Existing Mortgage, such Mortgagee (or any purchaser at any foreclosure sale) shall agree that so long as there is not then an uncured Event of Default on the part of Tenant under this Lease, as the same may be amended in the future, this Lease shall remain in full force and effect and such beneficiary (or any purchaser at any foreclosure sale) shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease, including, without limitation, Tenant's right of first offer in Section 38 hereof, and shall further expressly acknowledge that absent an Event of Default by Tenant under this Lease or termination of this Lease, any insurance proceeds associated, with any damage or destruction. of the Property shall be made available for Restoration of the Property in accordance with the provisions of
Section 20 of this Lease ("Non-Disturbance Agreement"). The recordation of such Non-Disturbance Agreement in the Office of the Recorder of Maricopa County, Arizona, shall be a condition precedent to Tenant's obligations under this Lease. In addition, this Lease, as it may be amended in the future, shall not be subordinate to any future Mortgage unless the Mortgagee under such future Mortgage shall execute a Non-Disturbance Agreement.

          46.  Holding Over. Tenant shall have the right to remain on the
               ------------
Property for up to three (3) months after expiration of the Lease Term on the same terms and conditions, including Basic Rent, as applicable upon the expiration. Tenant may terminate this holdover earlier than the expiration of such three (3) month period by providing at least sixty (60) days prior notice. At any time from and after the date that is three (3) months prior to the expiration of the Lease Term, Landlord may deliver written notice to Tenant asking whether Tenant will avail itself of its right to hold over as set forth above. Within twenty (20) days following Tenant's receipt of such written request from Landlord, Tenant shall deliver written notice to Landlord stating whether or not Tenant plans to avail itself of such right.

          47.  Definitions. As used in this Lease, the following terms shall
               -----------
have the following respective meanings, applicable both to the singular and plural forms of the terms so defined:

          Additional Rent: the meaning specified in Section 4 hereof.
          ----------------

          Award: the amount of any award made, consideration paid, or damages
          ------
ordered as a result of a Taking.

          Basic Rent: the meaning specified in Section 3 hereof.
          -----------

          Building: the meaning specified in Section I hereof.
          ---------

          Building Systems: HVAC, electrical, plumbing, mechanical and fire
          -----------------
safety systems in or serving the Improvements.

          Business Day: any day other than a day on which banking institutions
          -------------
in the State of Arizona are authorized by law to close.

          CC&Rs: that certain Declaration of Easements, Covenants, Conditions
          ------
and Restrictions for Scottsdale Airpark North dated as of September 14, 1994 by Broadmoor Enterprises, Inc., as declarant, as recorded in the Official Records of the Maricopa County Recorder on September 16, 1994, as Instrument No. 94-0684650.

          Commencement Date: the meaning specified in Section 2 hereof.
          -----------------

          Date of Taking: the date upon which the title to the Property, or a
          ---------------
portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor.

          Estoppel Certificate: with respect to any corporation, a certificate
          ---------------------
of such corporation signed by an authorized officer of such corporation.

          Event of Default: the meaning specified in Section 25 hereof.
          -----------------

          Gross Building Area: the meaning specified in the Improvement
          --------------------
Agreement.

          Hazardous Materials: the meaning specified in Section 19 hereof.
          --------------------

          Improvement Agreement: the improvement agreement attached to the Lease
          ----------------------
as Exhibit "C".

          Improvements: the meaning specified in Section 1 hereof.
          -------------

          Indemnified Landlord Party: the meaning specified in Section 12
          ---------------------------
hereof.

          Indemnified Party: the meaning specified in Section 12 hereof.
          ------------------

          Indemnified Tenant Party: the meaning specified in Section 12 hereof.
          -------------------------

          Insurance Requirements: all terms of any insurance policy covering
          -----------------------
Tenant or covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the national Board of First Underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use or condition of the Property or any part thereof.

          Interest Rate: the lower of (i) the annual rate of interest as
          --------------
publicly announced from time to time by Banc One Corp. as its prime or reference rate plus two percent (2%) or (ii) the maximum rate of interest permitted by law.

          Landlord: the party specified in the initial paragraph of this Lease,
          ---------
together with all permitted successors or assigns of such party.

          Landlord's Agents: Landlord's authorized agents, together with any
          ------------------
partners and any subsidiary, parent and affiliate corporations of Landlord, and any directors, officers, shareholders and employees of Landlord or of any such agents, parties, or subsidiary, parent or affiliate corporations.

          Landlord Event of Default: the meaning specified in Section 40
          --------------------------
hereof.

          Landlord Work: the meaning specified in Section 1 hereof.
          --------------

          Lease Term: the meaning specified in Section 2 hereof.
          -----------

          Legal Requirements: all laws, statutes, codes, acts, ordinances,
          -------------------
orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, the CC&Rs, directions and requirements of all governments, departments, commissions, boards, courts, authorities (including, without limitations, environmental protection, planning and zoning authorities), agencies (and other governmental or quasi-governmental units, whether Federal, state, county, district, municipal, city or other), and any officials and officers thereof, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to Tenant with respect to the Property or any part thereof (including any which may apply to the repair, use or maintenance of the Property or any part thereof), or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Property or any part thereof.

          Mortgage: any mortgage, deed of trust or other similar instrument
          ---------
from time to time providing for the assignment as security of Landlord's interest in the Property or this Lease by the holder thereof.

          Mortgagee: the mortgagee or beneficiary under any Mortgage.
          ----------

          Option Term: the meaning specified in Section 36 hereof.
          ------------

          Parcels: the meaning specified in Section 1 hereof.
          --------

          Person: a corporation, an association, a partnership, a limited
          -------
liability company, an organization, a trust, an individual, a government or political subdivision thereof or a governmental agency.

          Property: the meaning specified in Section 1 hereof.
          ---------

          Rental Commencement Date: the meaning specified in Section 2 hereof.
          -------------------------

          Restoration: in case of damage to or destruction of the Property or of
          -----------
the Improvements located thereon, the restoration, replacement or rebuilding of the Property or the Improvements as nearly as possible to its value, condition and character immediately prior to such damage, destruction or Taking, together with any temporary repairs and property protection which may be required pending completion of such work.

          Site Plan: the site plan attached to the Lease as Exhibit "B".
          ----------

          Substantially Completed: the meaning specified in the Improvement
          ------------------------
Agreement.

          Taking: a temporary or permanent taking by a government or political
          -------
subdivision thereof or by a governmental agency during the term hereof of all or part of the Property, or any interest therein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain.

          Target Commencement Date: the meaning specified in Section 2 hereof.
          -------------------------

          Taxes: the meaning specified in Section 14 hereof.
          ------

          Tenant: the party specified in the initial paragraph of this Lease,
          -------
together with any permitted successors or assigns of such party.

          Tenant's Agents: Tenant's authorized agents together with any partners
          ----------------
and any subsidiary, parent and affiliate corporations of Tenant and any employees, officers, directors, or shareholders of Tenant or of any such agents, partners or subsidiary, parent or affiliate corporations.

          Tenant's Equipment: Tenant's furniture, fixtures, trade fixtures,
          -------------------
equipment, appliances and personal property.

          Total Destruction: the meaning specified in Section 20 hereof.
          ------------------

          Total Taking: the meaning specified in Section 21 hereof.
          -------------

          48.  CC&Rs Estoppel Certificate. A condition precedent to Tenant's
               --------------------------
obligations under this lease shall be Tenant's receipt of an estoppel certificate duly executed by


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] the declarant under the CC&Rs in the form attached hereto as Exhibit "E" and dated within a period of time not more than thirty (30) days prior to the date of this Lease.



     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date first set forth above.

LANDLORD                                 TENANT
Ryan Companies, US Inc.,                 The Dial Corporation,
a Minnesota corporation                  a Delaware corporation


By:  /s/ John Strittmatter               By:  /s/ Malcolm Jozoff
    ------------------------                 ----------------------------
    John Strittmatter                        Malcolm Jozoff

Its:     VP                              Its: Chairman, President and
    ------------------------                 ----------------------------
                                              Chief Executive Officer